Exhibit 4.23

WRKCO INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF JULY 5, 2024
to

INDENTURE

DATED AS OF AUGUST 24, 2017

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

3.750% Senior Notes due 2025

3.375% Senior Notes due 2027

4.000% Senior Notes due 2028

SIXTH SUPPLEMENTAL INDENTURE, dated as of July 5, 2024 (this “Supplemental Indenture”), by and among (i) WRKCo Inc., a Delaware corporation (the “Issuer”); (ii) the entities listed in the signature pages hereto as “Existing Guarantors” (the “Existing Guarantors”); (iii) the entities listed in the signature pages hereto as “New Guarantors” (the “New Guarantors” and, together with the Existing Guarantors, the “Guarantors”); and (iv) The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

WHEREAS, the Issuer, the guarantors party thereto and the Trustee have previously executed and delivered an indenture, dated as of August 24, 2017 (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture, dated as of August 24, 2017, the Second Supplemental Indenture, dated as of March 6, 2018, the Third Supplemental Indenture, dated as of November 2, 2018, the Fourth Supplemental Indenture, dated as of September 22, 2023 and the Fifth Supplemental Indenture, dated as of September 26, 2023, the “Indenture”), in respect of the Issuer’s 3.750% Senior Notes due 2025, 3.375% Senior Notes due 2027 and 4.000% Senior Notes due 2028 (the “Notes”);

WHEREAS, pursuant to a transaction agreement, dated as of September 12, 2023, entered into by WestRock Company, a Delaware corporation (“WestRock”), Smurfit Kappa Group plc, an Irish public limited company (“SKG”), Smurfit WestRock plc, an Irish public limited company (formerly known as Smurfit WestRock Limited, “Smurfit WestRock”), and Sun Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Smurfit WestRock (the “Transaction Agreement”), SKG and WestRock will each become a wholly owned subsidiary of Smurfit WestRock (the “Combination”);

WHEREAS, in connection with the Combination and subject to the consummation of the Combination on the date hereof, each New Guarantor desires to fully and unconditionally guarantee all the monetary obligations of the Issuer under the Indenture (including obligations to the Trustee) and the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture (the “New Guarantees”);

WHEREAS, pursuant to Section 9.1(vi) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the Issuer and the Guarantors (together the “Obligors”) and the execution and delivery hereof have been in all respects duly authorized by the Obligors.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE One
REAFFIRMATION, ACCESSION AND AMENDMENT

SECTION 1.01.          Reaffirmation. The Issuer hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Indenture.

SECTION 1.02.          Note Guarantee.

(a)            Each New Guarantor hereby agrees to jointly and severally, fully, unconditionally and irrevocably guarantee the Notes and obligations of the Issuer under the Notes and the Indenture, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee under the Notes and the Indenture shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the New Guarantees shall be a guarantee of payment and not of collection.

(b)            Each New Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Obligor.

(c)            Each New Guarantor hereby agrees to waive the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the New Guarantee of such New Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note or as provided for in this Supplemental Indenture. Each New Guarantor hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against such New Guarantor to enforce its New Guarantee without first proceeding against the Issuer or any other Guarantor. Each New Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such New Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, each New Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of the Indenture.

(e)            Each New Guarantor further agrees that, as between itself, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of its New Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such New Guarantor for the purpose of its New Guarantee.

SECTION 1.03.          Severability. In case any provision of any New Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04.          Limitation of Guarantors’ Liability. Each New Guarantor and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that each New Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders, the Existing Guarantors and each New Guarantor hereby irrevocably agree that the obligations of each New Guarantor under its New Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such New Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor or such New Guarantor in respect of the obligations of such other Guarantor or the New Guarantor under its guarantee, result in the obligations of any New Guarantor under its New Guarantee constituting a fraudulent transfer or conveyance. Notwithstanding any other provision of the Indenture or this Supplemental Indenture to the contrary, no obligation of the Issuer shall be (or shall be deemed to be) guaranteed by, or otherwise supported directly or indirectly by the assets of, any New Guarantor to the extent its New Guarantee could, as determined by the Issuer (acting reasonably and in good faith), result in material adverse U.S. tax consequences for the Issuer or any of its direct or indirect owners or subsidiaries.

SECTION 1.05.          Benefits Acknowledged. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its New Guarantee and waivers pursuant to its New Guarantee are knowingly made in contemplation of such benefits.

SECTION 1.06.          Termination of Guarantee. The New Guarantee of any New Guarantor shall be automatically released and shall terminate upon (i) such New Guarantor ceasing to be an obligor (either as issuer or guarantor) in respect of any Capital Markets Debt if after giving effect thereto (and any other substantially concurrent transaction or transactions), such New Guarantor is no longer an obligor (either as issuer or guarantor) in respect of any Capital Markets Debt (other than, before giving effect to the release of its New Guarantee of the Notes, the Notes), (ii) the merger of such New Guarantor with or into another Obligor, (iii) the consolidation of such New Guarantor with another Obligor or (iv) the transfer of all or substantially all of the assets of such New Guarantor to another Obligor. At the written request of the Issuer, and subject to Section 11.4 of the Indenture, the Trustee will execute and deliver any documents or instruments reasonably required to evidence any such release.

SECTION 1.07.          Amendment to Section 11.2 of the Indenture. Section 11.2 (Notices) of the Base Indenture is hereby amended by replacing the address under Section 11.2(a) following “If to the Issuer or any Guarantor:” with:

Address: Smurfit WestRock

Beech Hill, Clonskeagh, Dublin 4, Ireland

Attention: Emer Murnane

Email: Emer.Murnane@smurfitkappa.com

Tel: +353 1 2600 900

ARTICLE Two
MISCELLANEOUS PROVISIONS

SECTION 2.01.          Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.02.          Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. For the avoidance of doubt, the provisions of Article X of the Indenture shall not apply to the New Guarantees.

SECTION 2.03.          Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 2.04.          Successors. All agreements of the Issuer and each Guarantor in this Supplemental Indenture and the Notes shall bind their respective successors to the extent set forth in the Indenture.

SECTION 2.05.          Multiple Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture. Delivery of an executed counterpart signature page by e-mail (PDF) or other electronic signature means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 2.06.          Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.07.          Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors and/or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

Very truly yours,

Issuer

WRKCO INC.

By	/s/ M. Benjamin Haislip
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

[WRKCO Inc. 2017 Supplemental Indenture]

Existing Guarantors

WESTROCK COMPANY

By	/s/ M. Benjamin Haislip
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

[WRKCO Inc. 2017 Supplemental Indenture]

WESTROCK MWV, LLC

By	/s/ M. Benjamin Haislip
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

[WRKCO Inc. 2017 Supplemental Indenture]

WESTROCK RKT, LLC

By	/s/ M. Benjamin Haislip
Name:	M. Benjamin Haislip
Title:	Senior Vice President and Treasurer

[WRKCO Inc. 2017 Supplemental Indenture]

New Guarantors

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT WESTROCK PLC
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[WRKCO Inc. 2017 Supplemental Indenture]

SMURFIT WESTROCK US HOLDINGS CORPORATION

By	/s/ Ken Bowles
Name:	Ken Bowles
Title:	Authorised Signatory

[WRKCO Inc. 2017 Supplemental Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA GROUP PLC
by its duly authorized attorney

in the presence of and delivered as a deed
/s/ Ken Bowles
Signature
Name: Ken Bowles
Title: CFO / Attorney
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square	/s/ Gillian Carson-Callan
Print Address	Signature
Name: Gillian Carson-Callan
Title: Company Secretary / Attorney
Solicitor
Witness Occupation

[WRKCO Inc. 2017 Supplemental Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA
ACQUISITIONS UNLIMITED
COMPANY
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[WRKCO Inc. 2017 Supplemental Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA TREASURY
UNLIMITED COMPANY
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[WRKCO Inc. 2017 Supplemental Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA TREASURY
FUNDING DESIGNATED
ACTIVITY COMPANY
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[WRKCO Inc. 2017 Supplemental Indenture]

SMURFIT INTERNATIONAL B.V.

By	/s/ Ken Bowles
Name:	Ken Bowles
Title:	Authorised Signatory

[WRKCO Inc. 2017 Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Michael C. Jenkins
Name:	Michael C. Jenkins
Title:	Vice President

[WRKCO Inc. 2017 Supplemental Indenture]